PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT

    The summary financial information set forth below is derived from the audited financial statements of (i) KFI for the period April 6, 2000 through June 30, 3000 and (ii) Calipso for period ending March 31, 2000. This information should be read in conjunction with such financial statements, including the notes thereto.

CALIPSO, INC.
PROFORMA CONDENSED
CONSOLIDATED
BALANCE SHEET


                           Historical     Historical    Pro forma      Pro forma
                            Calipso,     Knowledge   Adjustments     Calipso,
                              Inc.                                     Inc.
                           Audited as   Foundation,                 Unaudited
                               of          Inc.                    Adjusted (1)
                           March 31,    Audited as
                              2000          of
                                         June 30,
                                           2000
ASSETS
Current assets:
   Cash and cash                $55     $182,503           $-        $182,558
equivalents
  Prepaid expenses and            -        8,340            -           8,340
other current assets
 Other assets                     -          562                          562
     Total current assets        55      191,405                      191,460

Property and equipment,           -        2,622            -           2,622
net
     Total non-current            -        2,622                        2,622
assets

     Total assets               $55     $194,027                     $194,082


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable             $-      15,345             -       $15,345
  Related party not             -       3,000             -         3,000
payable
  Payroll taxes payable         -       2,398             -         2,398
  Accrued interest expense      -       4,867             -         4,867
    Total current               -      25,610                      25,610
liabilities

Non-current liabilities
                                -     300,000             -       300,000
  Convertible subordinated
note payable

   Total Liabilities            -     325,610             -       325,610

Stockholders' equity
   Common stock, $.001 par  6,696       3,362       (5,762)         4,296
value
   Additional paid in      11,904           -      (12,783)         (879)
capital
   Accumulated (deficit)  (18,545)   (134,945)        18,545     (134,945)
   Total stockholders'          55   (131,583)                   (131,528)
equity (deficit)

   Total liabilities and       $55    $194,027            $-      $194,082
stockholders' equity

(1) Adjusted to reflect the condensed consolidated balance sheet as of the Effective Date of the Merger.

CALIPSO, INC.
PROFORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS

                                              Historical
                                              Knowledge
                                             Foundation,
                                                Inc.
                                             Audited as
                                             of June 30,
                                                2000
                            Historical                Pro forma     Pro forma
                             Calipso,                 Adjustments    Calipso,
                                Inc.                                  Inc.
                            Audited as                              Unaudited
                           of March 31,                           Adjusted (1)
                               2000


Sales                          $-           $-                         $-
                                                                        -
Cost of sales                   -            -                          -
                                             -
           Gross Profit         -            -                          -
                                                                        -
                                                                        -
Selling general and
administrative
   Expenses                   8,159      130,832            -       138,991

    Operating loss           (8,159)    (130,832)                  (138,991)

Other income (expense)                                                   -
   Interest income                  -          754                        754
   Interest expense                 -      (4,867)            -       (4,867)
                                    -      (4,113)                    (4,113)

           Net loss          $(8,159)   $(134,945)                 $(143,104)

Basic and diluted (loss) per $(0.001)     $(0.012)                   $(0.003)
common share

Weighted average number of
 Common shares outstanding   6,696,000   33,618,500                 42,398,000


(1) Adjusted to reflect the Condensed Consolidated Statement of Operations as of the Effective Date of the Merger.